Exhibit 99.1

PRESS RELEASE

Blackbaud Announces 2020 Third Quarter Results
Delivers on Increased Profitability Driving 11% Year over Year Increase in Diluted Earnings Per Share
Charleston, S.C. (October 28, 2020) - Blackbaud (NASDAQ: BLKB), the world's leading cloud software company powering social good, today announced financial results for its third quarter ended September 30, 2020.
"Our customers continue to navigate the challenges caused by the pandemic which will put pressure on our ability to drive near-term revenue growth in 2020 and 2021, thus we're executing our balanced strategy with a sharper focus on profitability," said Mike Gianoni, Blackbaud's president and CEO. "Digital transformation has shifted from a long-term strategy to a daily reality, as organizations across the market have adapted to new and distributed ways of working. We've had a singular focus on the social good sector for nearly 40 years, and we remain very well positioned as a leader in this market and the best long-term partner for social good organizations. I'm excited about the progress we're making to deliver unmatched innovation for our customers and enhance the future of work at Blackbaud for our employees."
Third Quarter 2020 Results Compared to Third Quarter 2019 Results:
•Total GAAP revenue was $215.0 million, down 2.8%, with $200.1 million in GAAP recurring revenue, representing 93.1% of total GAAP revenue. GAAP recurring revenue was down 2.5%.
•Total non-GAAP revenue was $215.0 million, down 2.9%, with $200.1 million in non-GAAP recurring revenue, representing 93.1% of total non-GAAP revenue. Non-GAAP recurring revenue was down 2.6%.
•Non-GAAP organic recurring revenue decreased 2.6%.
•GAAP income from operations was $10.1 million, with GAAP operating margin of 4.7%, an increase of 110 basis points.
•Non-GAAP income from operations was $48.1 million, with non-GAAP operating margin of 22.4%, an increase of 590 basis points.
•GAAP net income was $4.9 million, with GAAP diluted earnings per share of $0.10, up $0.01 per share.
•Non-GAAP net income was $35.7 million, with non-GAAP diluted earnings per share of $0.73, up $0.17 per share.
•Non-GAAP free cash flow was $41.4 million, a decrease of $21.1 million.
"Our third quarter results are indicative of our ability to drive a strong margin profile inclusive of near-term pressure on revenues and necessary investments in areas like engineering and security," said Tony Boor, executive vice president and CFO. "During the quarter we also completed the purchase of our Charleston headquarters, and we will continue to optimize our overall real estate footprint in the fourth quarter to align with our workforce strategy and the future of work at Blackbaud. There are significant opportunities in front of us and we are well positioned to continue making the critical investments necessary to ensure the long term success of the business while remaining committed to driving increased shareholder value through profitability and earnings growth."
An explanation of all non-GAAP financial measures referenced in this press release is included below under the heading "Non-GAAP Financial Measures." A reconciliation of the company's non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

PRESS RELEASE

Recent Company Highlights

•Virtual Prayer Wall released through Blackbaud Church Management to meet churches' needs as they transitioned their congregations to remote environments.
•Blackbaud completes purchase of headquarters building and property in Charleston, SC providing additional strategic flexibility with significant future cost savings expected.
•Blackbaud appoints Michael Boulware Moore as Diversity and Inclusion Executive, first leader completely dedicated to diversity and inclusion for the company.
•For the second consecutive year, CEO Mike Gianoni named a Top 50 SaaS CEO.
•Blackbaud hosts record attendance at first-ever virtual, global bbcon, welcoming over 38,000 individuals from over 70 countries, the equivalent to well over a decade of historic attendance levels.
•Blackbaud report reveals COVID-19 is reshaping K–12 parent expectations for the long term.

Visit www.blackbaud.com/newsroom for more information about Blackbaud’s recent highlights.

Conference Call Details
What:    Blackbaud's 2020 Third Quarter Conference Call
When:    October 29, 2020
Time:     8:00 a.m. (Eastern Time)
Live Call:     1-877-407-3088 (US/Canada)
Webcast:    Blackbaud's Investor Relations Webpage

About Blackbaud
Blackbaud (NASDAQ: BLKB) is the world’s leading cloud software company powering social good. Serving the entire social good community—nonprofits, higher education institutions, K–12 schools, healthcare organizations, faith communities, arts and cultural organizations, foundations, companies and individual change agents—Blackbaud connects and empowers organizations to increase their impact through cloud software, services, expertise and data intelligence. The Blackbaud portfolio is tailored to the unique needs of vertical markets, with solutions for fundraising and CRM, marketing, advocacy, peer-to-peer fundraising, corporate social responsibility, school management, ticketing, grantmaking, financial management, payment processing and analytics. Serving the industry for more than three decades, Blackbaud is headquartered in Charleston, South Carolina, and has operations in the United States, Australia, Canada, Costa Rica and the United Kingdom. For more information, visit www.blackbaud.com, or follow us on Twitter, LinkedIn, Instagram, and Facebook.

Investor Contact:	Media Contact:
Steve Hufford	media@blackbaud.com
Director of Investor Relations
843-654-2655
steve.hufford@blackbaud.com
Forward-Looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: the predictability of our financial condition and results of operations. These statements involve a number of risks and uncertainties. Although

PRESS RELEASE
Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: management of integration of acquired companies; uncertainty regarding increased business and renewals from existing customers; a shifting revenue mix that may impact gross margin; continued success in sales growth; the security of our data and that of our customers; uncertainty regarding the COVID-19 disruption; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud's investor relations department. Blackbaud assumes no obligation and does not intend to update these forward-looking statements, except as required by law.
Trademarks
All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.
Non-GAAP Financial Measures
Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP revenue, non-GAAP recurring revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share. Blackbaud has acquired businesses whose net tangible assets include deferred revenue. In accordance with GAAP reporting requirements, Blackbaud recorded write-downs of deferred revenue to fair value, which resulted in lower recognized revenue. Both on a quarterly and year-to-date basis, the revenue for the acquired businesses is deferred and typically recognized over a one-year period, so Blackbaud's GAAP revenues for the one-year period after the acquisitions will not reflect the full amount of revenues that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP measures described above reverse the acquisition-related deferred revenue write-downs so that the full amount of revenue booked by the acquired companies is included, which Blackbaud believes provides a more accurate representation of a revenue run-rate in a given period. In addition to reversing write-downs of acquisition-related deferred revenue, non-GAAP financial measures discussed above exclude the impact of certain items that Blackbaud believes are not directly related to its performance in any particular period, but are for its long-term benefit over multiple periods.
In addition, Blackbaud uses non-GAAP organic revenue growth, non-GAAP organic revenue growth on a constant currency basis and non-GAAP organic recurring revenue growth, in analyzing its operating performance. Blackbaud believes that these non-GAAP measures are useful to investors, as a supplement to GAAP measures, for evaluating the periodic growth of its business on a consistent basis. Each of these measures excludes incremental acquisition-related revenue attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, each of these measures reflects presentation of full-year incremental non-GAAP revenue derived from such companies as if they were combined throughout the prior period, and it includes the non-GAAP revenue attributable to those companies, as if there were no acquisition-related write-downs of acquired deferred revenue to fair value as required by GAAP. In addition, each of these measures excludes prior period revenue associated with divested businesses. The exclusion of the prior period revenue is to present the results of the divested businesses within the results of the combined company for the same period of time in both the prior and current periods. Blackbaud believes this presentation provides a more comparable representation of its current business’ organic revenue growth and revenue run-rate.
Non-GAAP free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software development, and capital expenditures for property and equipment.
Blackbaud uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Blackbaud's ongoing operational performance. Blackbaud believes that these non-GAAP financial measures reflect Blackbaud's ongoing business in a manner that allows for meaningful period-to-period comparison and analysis of trends in its business. In addition,

PRESS RELEASE
Blackbaud believes that the use of these non-GAAP financial measures provides additional information for investors to use in evaluating ongoing operating results and trends and in comparing its financial results from period-to-period with other companies in Blackbaud's industry, many of which present similar non-GAAP financial measures to investors. However, these non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to differences in the exact method of calculation between companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures.

Blackbaud, Inc.
Consolidated Balance Sheets
(Unaudited)

(dollars in thousands)	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$30,563	$31,810
Restricted cash	203,660	545,485
Accounts receivable, net of allowance of $10,727 and $5,529 at September 30, 2020 and December 31, 2019, respectively	96,830	88,868
Customer funds receivable	4,901	524
Prepaid expenses and other current assets	76,761	67,852
Total current assets	412,715	734,539
Property and equipment, net	109,469	35,546
Operating lease right-of-use assets	30,218	104,400
Software development costs, net	108,891	101,302
Goodwill	632,840	634,088
Intangible assets, net	284,414	317,895
Other assets	72,617	65,193
Total assets	$1,651,164	$1,992,963
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$31,775	$47,676
Accrued expenses and other current liabilities	48,380	73,317
Due to customers	207,356	546,009
Debt, current portion	10,305	7,500
Deferred revenue, current portion	322,452	314,335
Total current liabilities	620,268	988,837
Debt, net of current portion	497,953	459,600
Deferred tax liability	46,989	44,594
Deferred revenue, net of current portion	5,803	1,802
Operating lease liabilities, net of current portion	25,706	95,624
Other liabilities	12,610	5,742
Total liabilities	1,209,329	1,596,199
Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 180,000,000 shares authorized, 60,903,925 and 60,206,091 shares issued at September 30, 2020 and December 31, 2019, respectively	61	60
Additional paid-in capital	512,269	457,804
Treasury stock, at cost; 11,337,486 and 11,066,354 shares at September 30, 2020 and December 31, 2019, respectively	(311,951)	(290,665)
Accumulated other comprehensive loss	(8,872)	(5,290)
Retained earnings	250,328	234,855
Total stockholders’ equity	441,835	396,764
Total liabilities and stockholders’ equity	$1,651,164	$1,992,963

Blackbaud, Inc.
Consolidated Statements of Comprehensive Income
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Revenue
Recurring	$200,102	$205,227	$621,229	$611,789
One-time services and other	14,899	15,893	49,384	50,795
Total revenue	215,001	221,120	670,613	662,584
Cost of revenue
Cost of recurring	84,251	87,645	265,172	259,013
Cost of one-time services and other	14,434	14,152	43,317	42,874
Total cost of revenue	98,685	101,797	308,489	301,887
Gross profit	116,316	119,323	362,124	360,697
Operating expenses
Sales, marketing and customer success	48,460	55,499	159,149	165,963
Research and development	22,783	25,941	72,655	80,304
General and administrative	34,132	28,897	89,829	84,557
Amortization	749	703	2,219	3,231
Restructuring	105	400	179	3,083
Total operating expenses	106,229	111,440	324,031	337,138
Income from operations	10,087	7,883	38,093	23,559
Interest expense	(3,997)	(5,111)	(12,049)	(16,233)
Other income, net	542	2,158	2,242	4,521
Income before provision for income taxes	6,632	4,930	28,286	11,847
Income tax provision	1,756	364	6,948	1,263
Net income	$4,876	$4,566	$21,338	$10,584
Earnings per share
Basic	$0.10	$0.10	$0.44	$0.22
Diluted	$0.10	$0.09	$0.44	$0.22
Common shares and equivalents outstanding
Basic weighted average shares	48,271,139	47,757,769	48,182,799	47,668,235
Diluted weighted average shares	48,859,707	48,464,529	48,582,068	48,223,712
Other comprehensive income (loss)
Foreign currency translation adjustment	4,661	(3,893)	(1,954)	(5,321)
Unrealized gain (loss) on derivative instruments, net of tax	943	(363)	(1,628)	(3,234)
Total other comprehensive income (loss)	5,604	(4,256)	(3,582)	(8,555)
Comprehensive income	$10,480	$310	$17,756	$2,029

Blackbaud, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Nine months ended September 30,
(dollars in thousands)	2020	2019
Cash flows from operating activities
Net income	$21,338	$10,584
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	68,755	63,998
Provision for credit losses and sales returns	10,156	6,192
Stock-based compensation expense	54,556	43,621
Deferred taxes	1,879	(75)
Amortization of deferred financing costs and discount	569	564
Other non-cash adjustments	2,203	2,047
Changes in operating assets and liabilities, net of acquisition and disposal of businesses:
Accounts receivable	(18,319)	(6,375)
Prepaid expenses and other assets	4,292	(5,129)
Trade accounts payable	(17,203)	(74)
Accrued expenses and other liabilities	(31,595)	(13,592)
Deferred revenue	12,534	20,363
Net cash provided by operating activities	109,165	122,124
Cash flows from investing activities
Purchase of property and equipment	(25,836)	(9,597)
Capitalized software development costs	(32,028)	(34,513)
Purchase of net assets of acquired companies, net of cash and restricted cash acquired	—	(109,353)
Other investing activities	—	500
Net cash used in investing activities	(57,864)	(152,963)
Cash flows from financing activities
Proceeds from issuance of debt	267,400	371,200
Payments on debt	(290,999)	(255,625)
Debt issuance costs	(593)	—
Employee taxes paid for withheld shares upon equity award settlement	(21,286)	(20,279)
Proceeds from exercise of stock options	4	7
Change in due to customers	(337,821)	(215,942)
Change in customer funds receivable	(4,495)	(6,283)
Dividend payments to stockholders	(5,960)	(17,705)
Net cash used in financing activities	(393,750)	(144,627)
Effect of exchange rate on cash, cash equivalents and restricted cash	(623)	(2,240)
Net decrease in cash, cash equivalents and restricted cash	(343,072)	(177,706)
Cash, cash equivalents and restricted cash, beginning of period	577,295	449,846
Cash, cash equivalents and restricted cash, end of period	$234,223	$272,140
The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the consolidated balance sheets that sum to the total of the same such amounts shown above in the consolidated statements of cash flows:

(dollars in thousands)	September 30, 2020	December 31, 2019
Cash and cash equivalents	$30,563	$31,810
Restricted cash	203,660	545,485
Total cash, cash equivalents and restricted cash in the statement of cash flows	$234,223	$577,295

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
GAAP Revenue	$215,001	$221,120	$670,613	$662,584
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	—	259	—	1,691
Non-GAAP revenue	$215,001	$221,379	$670,613	$664,275

GAAP gross profit	$116,316	$119,323	$362,124	$360,697
GAAP gross margin	54.1%	54.0%	54.0%	54.4%
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	—	259	—	1,691
Add: Stock-based compensation expense	3,688	784	7,123	2,549
Add: Amortization of intangibles from business combinations	9,219	11,225	29,835	33,970
Add: Employee severance	—	19	813	1,134
Subtotal	12,907	12,287	37,771	39,344
Non-GAAP gross profit	$129,223	$131,610	$399,895	$400,041
Non-GAAP gross margin	60.1%	59.5%	59.6%	60.2%

GAAP income from operations	$10,087	$7,883	$38,093	$23,559
GAAP operating margin	4.7%	3.6%	5.7%	3.6%
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	—	259	—	1,691
Add: Stock-based compensation expense	20,843	14,866	54,556	43,621
Add: Amortization of intangibles from business combinations	9,968	11,928	32,054	37,201
Add: Employee severance	232	48	4,593	3,660
Add: Acquisition-related integration costs	(15)	1,024	(118)	2,206
Add: Acquisition-related expenses	64	220	288	1,030
Add: Restructuring and other real estate activities	6,943	400	7,017	3,083
Subtotal	38,035	28,745	98,390	92,492
Non-GAAP income from operations	$48,122	$36,628	$136,483	$116,051
Non-GAAP operating margin	22.4%	16.5%	20.4%	17.5%

GAAP income before provision for income taxes	$6,632	$4,930	$28,286	$11,847
GAAP net income	$4,876	$4,566	$21,338	$10,584

Shares used in computing GAAP diluted earnings per share	48,859,707	48,464,529	48,582,068	48,223,712
GAAP diluted earnings per share	$0.10	$0.09	$0.44	$0.22

Non-GAAP adjustments:
Add: GAAP income tax provision	1,756	364	6,948	1,263
Add: Total non-GAAP adjustments affecting income from operations	38,035	28,745	98,390	92,492
Non-GAAP income before provision for income taxes	44,667	33,675	126,676	104,339
Assumed non-GAAP income tax provision(1)	8,933	6,735	$25,335	$20,868
Non-GAAP net income	$35,734	$26,940	$101,341	$83,471

Shares used in computing non-GAAP diluted earnings per share	48,859,707	48,464,529	48,582,068	48,223,712
Non-GAAP diluted earnings per share	$0.73	$0.56	$2.09	$1.73
(1)Blackbaud applies a non-GAAP effective tax rate of 20.0% when calculating non-GAAP net income and non-GAAP diluted earnings per share.

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (continued)
(Unaudited)

(dollars in thousands)	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
GAAP revenue	$215,001	$221,120	$670,613	$662,584
GAAP revenue growth	(2.8)%		1.2%
Add: Non-GAAP acquisition-related revenue(1)	—	259	—	1,691
Non-GAAP organic revenue(2)	$215,001	$221,379	$670,613	$664,275
Non-GAAP organic revenue growth	(2.9)%		1.0%

Non-GAAP organic revenue(2)	$215,001	$221,379	$670,613	$664,275
Foreign currency impact on non-GAAP organic revenue(3)	(796)	—	1,522	—
Non-GAAP organic revenue on constant currency basis(3)	$214,205	$221,379	$672,135	$664,275
Non-GAAP organic revenue growth on constant currency basis	(3.2)%		1.2%

GAAP recurring revenue	$200,102	$205,227	$621,229	$611,789
GAAP recurring revenue growth	(2.5)%		1.5%
Add: Non-GAAP acquisition-related revenue(1)	—	259	—	1,691
Non-GAAP organic recurring revenue	$200,102	$205,486	$621,229	$613,480
Non-GAAP organic recurring revenue growth	(2.6)%		1.3%
(1)Non-GAAP acquisition-related revenue excludes incremental acquisition-related revenue calculated in accordance with GAAP that is attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, non-GAAP acquisition-related revenue reflects presentation of full-year incremental non-GAAP revenue derived from such companies, as if they were combined throughout the prior period, and it includes the non-GAAP revenue from the acquisition-related deferred revenue write-down attributable to those companies.
(2)Non-GAAP organic revenue for the prior year periods presented herein may not agree to non-GAAP organic revenue presented in the respective prior period quarterly financial information solely due to the manner in which non-GAAP organic revenue growth is calculated.
(3)To determine non-GAAP organic revenue growth on a constant currency basis, revenues from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Australian Dollar, British Pound, Canadian Dollar and EURO.

(dollars in thousands)	Nine months ended September 30,
	2020	2019
GAAP net cash provided by operating activities	$109,165	$122,124
Less: purchase of property and equipment	(25,836)	(9,597)
Less: capitalized software development costs	(32,028)	(34,513)
Non-GAAP free cash flow	$51,301	$78,014